Exhibit 8.1

November 2, 2026

Silicon Valley Acquisition Corp.

425 Page Mill Rd., Suite 200, 2nd Floor

Palo Alto, CA 94306

Ladies and Gentlemen:

We have acted as counsel to Silicon Valley Acquisition Corp., a Cayman Islands exempted company (“SVAQ”), in connection with the transactions (collectively, the “Business Combination”) contemplated by the Business Combination Agreement, dated as of June 17, 2026, by and among SVAQ, SVAQ Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of SVAQ, and EigenQ, Inc., a Delaware corporation (as amended as of August 6, 2026, September 17, 2026 and September 26, 2026, and as it may be further amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”).

SVAQ has requested that we render our opinion as to certain tax matters relating to the Business Combination in connection with the Registration Statement on Form S-4, relating to the registration by SVAQ of its securities to be issued in connection with the Business Combination, filed with the Securities and Exchange Commission (the “SEC”) on September 28, 2026 (as amended through the date hereof, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the SEC promulgated thereunder. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

In rendering our opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements and other documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein, (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms, and (vii) that all factual representations, warranties and statements made in the Agreement and the Registration Statement are true, correct and complete and will remain true, correct and complete at all times up to the Closing, in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise. In rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively upon those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the effective date of the Registration Statement. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the Business Combination or any of the transactions related thereto, or any inaccuracy in the facts or assumptions upon which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations for SVAQ and Holders of SVAQ Securities,” insofar as it expresses conclusions as to the application of United States federal income tax law to SVAQ or holders of SVAQ securities as a result of the Domestication or the Merger, is our opinion as to the material United States federal income tax consequences of the Domestication and the Merger to SVAQ and holders of SVAQ securities.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name therein. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC thereunder.

This opinion is being delivered prior to the consummation of the Business Combination and therefore is prospective and dependent on future events. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments, any factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Business Combination under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP